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                                                                    EXHIBIT 5.01
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                               November 22, 1999


Egghead.com, Inc.
1350 Willow Road
Menlo Park, California 94025

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Egghead.com, Inc. a Delaware corporation formerly known as Onsale, Inc. (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about November 23, 1999, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,000,000 shares of the Company's Common Stock (the "Stock"), subject to issuance by you from time to time.

     In rendering this opinion, we have examined the following.

     (1) your registration statement on Form 8-A (File Number 34-000-21945) filed with the Commission on March 11, 1997, together with the order of effectiveness issued by the Commission therefor on April 17, 1997;

     (2)  your Annual Report on Form 10-K for the year ended December 31, 1998;

     (3) your Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

     (4) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

     (5)  the prospectus prepared in connection with the Registration Statement;

     (6) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, Onsale, Inc., a California corporation ("Onsale California"), that are in our possession;

     (7) your Amended and Restated Certificate of Incorporation and your Amended and Restated Bylaws which are listed as exhibits to the Registration Statement;

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     (8)  the stock records for both you and Onsale California that you have provided to us (consisting of a certificate from your transfer agent of even date herewith verifying the number of your issued and outstanding shares of capital stock as of the date hereof and summary reports from you confirming the number of your issued and outstanding shares of capital stock and the number of options, warrants and any other rights to acquire shares of your capital stock outstanding as of the date hereof); and

     (9) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials, records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the
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opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     The Company has informed us that the Company intends to issue the Stock from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding

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that, prior to issuing any Stock, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Stock is to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Stock. However, we undertake no responsibility to monitor the Company's future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

     Based upon the foregoing, it is our opinion that the up to 5,000,000 shares of Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the Company's use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP


                              By: /s/ HORACE L. NASH
                                  _________________________________
                                  Horace L. Nash, a Partner


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